UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2024

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, MariaDB plc, an Irish public limited corporation (the “Company”) appointed Chris Creger to serve as its Chief Restructuring Officer (“CRO”). The appointment was made further to an engagement letter effective March 18, 2024 between the Company and FTI Consulting, Inc. (“FTI”); Mr. Creger is a Senior Managing Director of FTI. Under the agreement, Mr. Creger will primarily assist with an evaluation of the Company’s cash flows, advise on liquidity opportunities and assess operating business and profitability plans. The agreement between FTI and the Company may be terminated upon thirty (30) days’ written notice by either party.

Mr. Creger will continue to be employed by FTI and will not receive any compensation directly from the Company. The Company shall compensate FTI at a rate of $1,095 per hour for Mr. Creger ’s services. The foregoing description of certain terms and conditions of the agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Creger joined FTI as a Senior Managing Director in September 2023. Before joining FTI, Mr. Creger was a principal in CohnReznick’s Restructuring and Dispute Resolution Services Practice from June 2019. Mr. Creger was also previously associated with CR3 Partners, LLC and BDO USA, LLP.

There are no arrangements or understandings between Mr. Creger and any other person pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between Mr. Creger and any of the Company’s directors or executive officers. Mr. Creger has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Irish Takeover Rules Responsibility Statement

In accordance with Rule 19.2 of the Irish Takeover Panel Act 1997, Takeover Rules, 2022, the directors of the Company accept responsibility for the information contained in this Form 8-K. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Form 8-K is in accordance with the facts and does not omit anything likely to affect the import of such information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Chief Restructuring Officer Engagement Letter, dated as of March 12, 2024, by and among the Company and FTI Consulting, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: March 20, 2024
	By:	/s/ Conor McCarthy
		Name:	Conor McCarthy
		Title:	Chief Financial Officer

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